UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-13697	52-1604305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 South Industrial Blvd., Calhoun, Georgia		30701
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2012, Mohawk Industries, Inc. (the “Company”) and its subsidiary, Mohawk International Holdings (DE) Corporation (“Purchaser”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with LuxELIT S.á r.l., a Luxembourg limited liability company and Finceramica S.p.A., an Italian corporation (collectively the “Sellers”).

Pursuant to the Stock Purchase Agreement, Purchaser or its assignee will acquire all of the outstanding shares of Fintiles S.p.A., an Italian corporation (the “Marazzi Group”) from the Sellers. The Marazzi Group is a global manufacturer, distributor and marketer of ceramic tile with 2011 revenues of almost €833 million.

At the closing of the transaction, the Company will pay the Sellers a purchase price based on an enterprise value of €1.17 billion. The purchase price is subject to adjustment at the closing of the transaction based on the amounts of indebtedness, certain pension liabilities and cash, in each case as of December 31, 2012, as well as the value of certain non-operational real estate owned by Marazzi and other assets, management retention and incentive payments, transaction expenses of Marazzi and certain other deductions to arrive at the equity value.

The resulting equity value will be paid to the Sellers 50% in cash and 50% in Mohawk common stock (the “Shares”), but subject to a cap of 19.99% of Mohawk’s pre-closing outstanding common stock. If the cap takes effect, Mohawk will make up any shortfall in cash to the Sellers at closing. The Shares will be valued at the average closing price over a thirty day trading period ending the fourth day prior to closing.

The Stock Purchase Agreement includes representations, warranties and covenants of each party customary for public company transactions, and the Sellers have agreed to remain liable for certain fundamental representations and warranties for a two year period following the closing of the transaction. The assertions embodied in those representations and warranties were made solely for purposes of the Stock Purchase Agreement and are subject to important qualifications and limitations agreed to by the Company and the Sellers as set forth in the Stock Purchase Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may differ from what may be viewed as material to stockholders, or may serve the purpose of allocating risk between the Company and the Sellers rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations and warranties as statements of factual information at the time they were made or otherwise. In addition, the Stock Purchase Agreement provides that the parties may terminate the transaction by mutual agreement and that each Seller will execute a registration rights and restriction agreement containing customary registration rights and lock-up provisions.

The closing of the transaction is subject to customary closing conditions and approval of the transaction by the relevant competition authorities.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The information set forth in Item 8.01 is incorporated herein by reference.

The information set forth in Item 2.03 related to the Company’s Securitization Facility is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 19, 2012, the Company entered into a three-year on-balance sheet trade accounts receivable securitization facility (the “Securitization Facility”) pursuant to (i) a Receivables Purchase and Sale Agreement (“RPA”), among Mohawk Carpet Distribution, Inc. and Dal-Tile Distribution, Inc., each a wholly owned subsidiary of the Company (the “Originators”) and Mohawk Factoring, LLC (“Factoring”), a wholly owned, bankruptcy-remote special purpose subsidiary of the Company, as buyer and (ii) a Credit and Security Agreement (“Credit Agreement”), by and among Factoring, Mohawk Servicing, LLC, a wholly owned subsidiary of the Company, as servicer, SunTrust Bank, as a non-conduit lender and administrative agent, Victory Receivables Corporation and the Bank of Tokyo-Mistubishi UFJ, Ltd., in its capacity as a liquidity bank to Victory Receivables Corporation and co-agent, Working Capital Management Co., LP and Mizuho Corporate Bank Ltd., in its capacity as liquidity bank to Working Capital Management Co., LP and co-agent, and other issuers of commercial paper that may subsequently become party thereto.

Under the terms of the RPA, the Originators sell at a discount certain of their trade accounts receivable (the “Receivables”) to Factoring on a revolving basis. Under the terms of the Credit Agreement, Factoring may borrow up to $300 million based on the amount of eligible Receivables and granted a security interest in all of its Receivables and certain other property as security for such borrowings. Borrowings under the Credit Agreement bear interest at commercial paper interest rates, in the case of lenders that are commercial paper conduits, or LIBOR, in the case of lenders that are not commercial paper conduits, in each case, plus an applicable margin of 0.75% per annum. Factoring also pays a commitment fee at a per annum rate of 0.30% on the unused amount of each lender’s commitment under the Credit Agreement.

Factoring can use the proceeds of borrowings under the Credit Agreement, among other things, to pay for Receivables purchased from the Originators under the RPA and to pay its ordinary and necessary operating expenses.

The Credit Agreement contains customary representations and warranties and customary covenants, including covenants to preserve the separateness of Factoring from the Company and its affiliates, as well as the bankruptcy remote status of Factoring. The Credit Agreement also contains customary default and termination provisions which provide for acceleration of amounts owed under the Credit Agreement upon the occurrence of certain customary events with respect to Factoring, the Originators or the Company.

Unless earlier terminated or subsequently extended pursuant to the terms of the Credit Agreement, the Securitization Facility will expire on December 19, 2015.

The initial use of proceeds from the Securitization Facility will be the repayment of outstanding revolver borrowings under the Company's senior credit facility.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Credit Agreement and the RPA that are filed herewith as exhibits 10.2 and 10.3, respectively, to this report and incorporated herein by reference.

Item 8.01 Other Events.

On December 20, 2012, the Company issued a press release announcing the Marazzi transaction, which is filed herewith as Exhibit 99.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Share Purchase Agreement, dated as of December 20, 2012, by and among LuxELIT S.a r.l., Finceramica S.p.A, Mohawk Industries, Inc. and Mohawk International Holdings (DE) Corporation.

10.2	Credit and Security Agreement, dated as of December 19, 2012, by and among Mohawk Factoring, LLC, as borrower, Mohawk Servicing, LLC, as servicer, the lenders from time to time party thereto, the liquidity banks from time to time party thereto, the co-agents from time to time party thereto and SunTrust Bank, as administrative agent.

10.3	Receivables Purchase and Sale Agreement, dated December 19, 2012, by and among Mohawk Carpet Distribution, Inc., and Dal-Tile Distribution, Inc., as originators, and Mohawk Factoring, LLC, as buyer.

99.1	Press release dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: December 21, 2012	By:	/s/ James T. Lucke
James T. Lucke
Vice President, General Counsel & Secretary

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